Exhibit 10.1


                                SECOND AMENDMENT
                                       TO
                           REVOLVING CREDIT AGREEMENT


                  SECOND AMENDMENT, dated as of August 29, 1998 (this "Second Amendment"), to the Revolving Credit Agreement, dated as of August 26, 1997 (as amended by that certain First Amendment to Revolving Credit Agreement, dated September 30, 1997, and as may be hereafter amended, supplemented or modified from time to time in accordance with its terms, the "Credit Agreement"), by and among WEINER'S STORES, INC., a Delaware corporation (the "Borrower"), the financial institutions from time to time party hereto (collectively, the "Lenders") and THE CIT GROUP/BUSINESS CREDIT, INC., as a Lender and as agent for the Lenders (in such capacity, the "Agent").


                  WHEREAS, the Borrower was required, on or before September 25, 1997, to furnish the Agent with (i) pursuant to Section 7.13(a)(v) of the Credit Agreement, Depository Account Agreements, substantially in the form of Exhibit G to the Credit Agreement, with respect to each Depository Bank listed on Schedule
6.26 of the Credit Agreement and (ii) pursuant to Section 7.13(a)(vi) of the Credit Agreement, a Restricted Account Agreement substantially in the form of Exhibit H to the Credit Agreement (collectively, the "Required Agreements"); and


                  WHEREAS, pursuant to certain letter agreements with the Agent, the Borrower's deadline to furnish the Required Agreements was extended to August 29, 1998; and


                  WHEREAS, the Borrower has advised the Agent that the Borrower will not be able to furnish the Agent with the Required Agreements by August 29, 1998, and the Borrower has requested that the Agent extend the deadline by which it is required to furnish the Agent with the Required Agreements; and


                  WHEREAS, the Borrower has revised its financial projections for the remainder of fiscal year 1998; and


                  WHEREAS, in connection with such revised projections, the Borrower has requested certain amendments to the Credit Agreement; and


                  WHEREAS, the Agent and the Lenders are willing to make such amendments to the Credit Agreement upon the terms and subject to the conditions set forth in this Second Amendment.


                  NOW THEREFORE, for valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and subject to the fulfillment of the conditions set forth below, the parties hereto agree as follows:

                     1. AMENDMENTS TO THE CREDIT AGREEMENT

        1.1 Definitions. All capitalized terms used herein and not otherwise defined herein are used herein as defined in the Credit Agreement.

        1.2 Amendment to Definition of Regular Rate. The definition of the term "Regular Rate" in Section 1.01 of the Credit Agreement is hereby amended in its entirety as follows:

               "'Regular Rate' shall mean, for any day, the Reference Rate for such day plus .5%."

        1.3 Amendment to Definition of Cumulative FIFO EBITDA. The definition of the term "Cumulative FIFO EBITDA" in Section 1.01 of the Credit Agreement is hereby amended in its entirety as follows:

                  "'Cumulative FIFO EBITDA' shall mean (a) with respect to any fiscal month ending prior to August 29, 1998, the aggregate FIFO EBITDA for the period beginning on August 26, 1997 and ending at the end of such fiscal month and (b) with respect to any month ending thereafter, the aggregate FIFO EBITDA for such fiscal month and the preceding eleven (11) fiscal months."

        1.4 Amendment to Section 2.05(b). Section 2.05(b) of the Credit Agreement is hereby amended to read in its entirety as follows:

                 "(b) Each Eurodollar Loan shall bear interest at a rate per annum equal to the Eurodollar Rate plus 2.5% for the Interest Period in effect for such Eurodollar Loan, together with any additional interest owning pursuant to Section 2.14 hereof."

         Amendment to Section 7.13(a). Section 7.13(a) of the Credit Agreement is amended in its entirety as follows:

                 "(a) The Borrower agrees and covenants to (i) cause all cash and all proceeds from accounts receivable and the sale of Inventory to be deposited into the Depository Accounts in the ordinary course of business of the Borrower consistent with past practice, (ii) cause all remittances on credit card sales to be transferred into the Cash Concentration Account or a Depositary Account on a daily basis, (iii) cause all funds in the Depository Accounts to be transferred into the Cash Concentration Account at least three (3) times per week, (iv) take all such actions as the Agent deems necessary or advisable to send all cash, all proceeds from the sale of Inventory, all remittances or other proceeds of Collateral to the Cash Concentration Account, (v) as soon as possible and in no event later than December 31, 1998, the Borrower shall enter into a Depositary Account Agreement substantially in the form of Exhibit G hereto with respect to each Depositary Bank listed on
         Schedule 6.26, and (vi) take such actions as the Agent deems necessary or advisable to grant to the Agent dominion and control over the funds in the Cash Concentration Account. With respect to the Cash Concentration Account, as soon as possible and in no event later than December 31, 1998, the Borrower shall deliver to the Agent an agreement, duly executed by the Borrower and the Cash Concentration Account Bank substantially in the form of Exhibit H hereto (the "Restricted Account Agreement"), authorizing and directing the Cash Concentration Account Bank to remit all amounts deposited in the Cash Concentration Account to the Agent or as the Agent may direct, subject to this Section 7.13. After the occurrence and during the continuance of an Event of Default, the Agent may instruct the Cash Concentration Account Bank to send by wire transfer all amounts deposited in the Cash Concentration Account to the Agent Account or as the Agent shall direct. In the absence of an Event of Default, the Agent shall direct the Cash Concentration Account Bank to make all cash in the Cash Concentration Account available to the Borrower for general corporate purposes in accordance with Section 2.09. The Borrower shall promptly, and in any event not later than five (5) days after the opening of any such new account, notify the Agent in writing of the creation of any new Depository Account and shall at the time of such notice cause each Depository Bank maintaining a Depository Account to promptly, and in any event within thirty (30) days after the date of such notice, enter into a Depository Account Agreement. If the Borrower is unable to obtain a Depository Account Agreement from any financial institution that receives remittances or other proceeds of sales of Inventory within such thirty (30) day period, the Borrower shall promptly thereafter terminate such accounts and establish new accounts at a financial institution that will enter into a Depository Account Agreement."

         Amendment to Section 8.12. Section 8.12 of the Credit Agreement is amended in its entirety as follows:


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
                 "Cumulative FIFO EBITDA. (i) Permit Cumulative FIFO EBITDA for any fiscal month of the Borrower set forth below to be less than the amount specified opposite each such fiscal month.


         Month                                              Amount
         -----                                              ------
         August, 1998                                    ($4,133,000)
         September, 1998                                 ($3,273,000)
         October, 1998                                   ($3,528,000)
         November, 1998                                  ($3,990,000)
         December, 1998                                  ($3,996,000)
         January, 1999                                   ($2,714,000)
         February, 1999                                  ($2,167,000)
         March, 1999                                     ($2,363,000)
         April, 1999                                     ($2,114,000)
         May, 1999                                       ($1,646,000)
         June, 1999                                      ($1,367,000)
         July, 1999                                      ($1,804,000)
         August, 1999                                    ($1,178,000)
         September 1999                                    ($962,000)
         October, 1999                                     ($836,000)
         November, 1999                                    ($195,000)
         December, 1999                                     $364,000
         January, 2000                                      $375,000


                 (ii) Permit Cumulative FIFO EBITDA for any fiscal month of the Borrower from and after February, 2000 through and including August, 2000 to be less than the amounts agreed to in writing between the Agent and Borrower based upon a detailed budget for the Borrower for the fiscal year ending January 29, 2001, in form and substance satisfactory to the Agent, provided by the Borrower to the Agent as soon as possible and in any event no later than December 15, 1999."

                         2. CONDITIONS TO EFFECTIVENESS

         This Second Amendment shall become effective only upon satisfaction in full of the following conditions precedent (the first date upon which all such conditions have been satisfied being herein called the "Effective Date"):

        2.1 The Agent shall have received a counterpart of this Second Amendment which bears the signature of the Borrower.

        2.2 All legal matters incident to this Second Amendment shall be satisfactory to the Agent and its counsel.

        2.3 The Borrower shall have paid the Amendment Fee (as defined below) and all other fees, costs, expenses and taxes payable by the Borrower under the Credit Agreement.

        2.4 The Borrower shall have paid all accrued and unpaid fees and expenses of Fried, Frank, Harris, Shriver & Jacobson, counsel to the Agent, including, without limitation, the fees and expenses of counsel to the Agent incurred in connection with this Second Amendment.


                              3. FEES AND EXPENSES

        3.1 In consideration of the amendments to the Credit Agreement made hereby at the request of the Borrower, the Borrower shall pay the Lenders an amendment fee in the amount of $50,000 (the "Amendment Fee"), which Amendment


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Fee shall be fully earned and non-refundable as of the Effective Date. The
Amendment Fee may be charged, at the Agent's sole option, to any account of the Borrower maintained by the Agent.

        3.2 Without in any way limiting Section 10.06 of the Credit Agreement, the Borrower will pay on demand all fees, costs and expenses, if any, incurred by Agent in connection with the preparation, execution and delivery of this Second Amendment, including, without limitation, the fees and expenses of Fried, Frank, Harris, Shriver & Jacobson, counsel to Agent.


                       4. REPRESENTATIONS AND WARRANTIES

         The Borrower represents and warrants to the Lenders as follows:

        4.1 The execution, delivery and performance by the Borrower of this Second Amendment and the performance by the Borrower of the Credit Agreement as amended hereby (i) have been duly authorized by all necessary corporate action and (ii) do not and will not contravene its organizational documents or any applicable law.

        4.2 This Second Amendment and the Credit Agreement, as amended hereby, constitute the legal, valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with their terms.

        4.3 The representations and warranties contained in the Credit Agreement are correct on and as of the Effective Date as though made on and as of the Effective Date (except to the extent such representations and warranties expressly relate to an earlier date), and no Event of Default or Potential Default has occurred and is continuing on and as of the Effective Date.


                 5. CONTINUED EFFECTIVENESS OF CREDIT AGREEMENT

         The Borrower hereby (i) confirms and agrees that each Related Document to which it is a party is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects except that on and after the Effective Date of this Second Amendment all references in any such Related Documents to "the Credit Agreement", "thereto", "thereof", "thereunder" or words of like import referring to the Credit Agreement shall mean the Credit Agreement as amended by this Second Amendment; and (ii) confirms and agrees that to the extent that any such Related Document purports to grant to the Lenders or the Agent a security interest in or lien on, any collateral as security for the Obligations of the Borrower from time to time existing in respect of the Credit Agreement and the Related Documents, such security interest or lien is hereby ratified and confirmed in all respects.


                                6. MISCELLANEOUS

        6.1 This Second Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement.

        6.2 Section and paragraph headings herein are included for convenience of reference only and shall not constitute a part of this Second Amendment for any other purposes.

        6.3 This Second Amendment shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to choice of law principles.

        6.4 Except as herein expressly amended, the Credit Agreement and the other documents executed and delivered in connection therewith are each ratified and confirmed in all respects and shall remain in full force and effect in accordance with their respective terms.



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
                  IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to be executed by their respective officers thereunto duly authorized as of the day and year first above written.


                                            BORROWER:
                                            ---------

                                            WEINER'S STORES, INC.

                                            By: /s/ Raymond J. Miller
                                                --------------------------------
                                                Raymond J. Miller
                                                Vice President and
                                                Chief Financial Officer



                                            AGENT AND LENDER:
                                            -----------------

                                            THE CIT GROUP/BUSINESS CREDIT, INC.

                                            By: /s/ Frank A. Grimaldi
                                                --------------------------------
                                                Frank A. Grimaldi
                                                Vice President



                                            LENDER:
                                            -------

                                            GENERAL ELECTRIC CAPITAL CORPORATION

                                            By: /s/ Martin Greenberg
                                                --------------------------------
                                                Martin Greenberg
                                                Duly Authorized Signator






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